UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 3, 2014

CISCO SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

0-18225	77-0059951
(Commission File Number)	(IRS Employer Identification No.)

170 West Tasman Drive, San Jose, California	95134-1706
(Address of principal executive offices)	(Zip Code)

(408) 526-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 3, 2014, Cisco Systems, Inc. (the “Company”) entered into an Indenture (the “Indenture”) with The Bank of New York Mellon Trust Company, N.A., as trustee thereunder (the “Trustee”), in connection with the offer and sale of: (i) $850,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2015 (the “2015 Floating Rate Notes”); (ii) $1,000,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2017 (the “2017 Floating Rate Notes”); (iii) $500,000,000 aggregate principal amount of the Company’s Floating Rate Notes due 2019 (the “2019 Floating Rate Notes” and together with the 2015 Floating Rate Notes and the 2017 Floating Rate Notes, the “Floating Rate Notes”); (iv) $2,400,000,000 aggregate principal amount of the Company’s 1.100% Senior Notes due 2017 (the “2017 Fixed Rate Notes”); (v) $1,750,000,000 aggregate principal amount of the Company’s 2.125% Senior Notes due 2019 (the “2019 Fixed Rate Notes”); (vi) $500,000,000 aggregate principal amount of the Company’s 2.900% Senior Notes due 2021 (the “2021 Fixed Rate Notes”); and (vii) $1,000,000,000 aggregate principal amount of the Company’s 3.625% Senior Notes due 2024 (the “2024 Fixed Rate Notes” and together with the 2017 Fixed Rate Notes, the 2019 Fixed Rate Notes and the 2021 Fixed Rate Notes, the “Fixed Rate Notes” and together with the Floating Rate Notes, the “Notes,” and such offer and sale of the Notes, the “Offering”). The Notes will be issued pursuant to the Indenture, and an officer’s certificate dated March 3, 2014 issued pursuant to the Indenture (the “Officer’s Certificate”). A description of the material terms of the Notes is contained in Item 1.01 to the Company’s current report on Form 8-K filed with the Commission on February 26, 2014. Such description is a summary and is qualified in its entirety by the Indenture and forms of Notes contained in the Officer’s Certificate, filed herewith as Exhibit No. 4.1 and Exhibit No. 4.2, respectively, and incorporated by reference herein.

The Notes are being offered pursuant to the Company’s Registration Statement on Form S-3 filed on February 24, 2014 (Reg. No. 333-194090), including the prospectus contained therein, and a related prospectus supplement dated February 24, 2014.

The Indenture contains customary events of default, including: (a) the Company’s failure to pay principal or premium, if any, on a series of the Notes when due at maturity, upon redemption, required repurchase or otherwise; (b) the Company’s failure to pay any interest on a series of the Notes for 30 days after the interest becomes due; (c) the Company’s failure to perform, or its breach of, any other covenant, agreement or condition in the Indenture in respect of a series of the Notes for 60 days after either the Trustee or holders of at least 25% in principal amount of the outstanding notes of all series affected (voting together as a single class) have given the Company written notice of the breach in the manner required by the Indenture; and (d) specified events involving the Company’s bankruptcy, insolvency or reorganization. If an event of default resulting from specified events involving the Company’s bankruptcy, insolvency or reorganization has occurred and is continuing, the Indenture provides that the entire principal amount plus accrued and unpaid interest of the Notes outstanding will automatically become due immediately and payable without any declaration or other act on the part of the Trustee or any holder. Upon any other event of default with respect to any series of the Notes, the Indenture provides that either the Trustee or the holders of at least 25% in principal amount of the outstanding notes of all series affected (voting together as a single class) may declare the principal amount plus accrued and unpaid interest of all the outstanding notes of the affected series immediately due and payable. Upon such a declaration, the Company would be obligated to pay the principal amount plus accrued and unpaid interest of the series of each affected series of Notes so declared due and payable.

The Company and its affiliates maintain various commercial and service relationships with the Trustee and its affiliates in the ordinary course of business. Affiliates of The Bank of New York Mellon Trust Company, N.A. may in the future engage in lending, interest rate swap and other hedging transactions with the Company and its affiliates.

In connection with the Offering, the Company is filing the Indenture and Officer’s Certificate (including the forms of Notes) as Exhibit No. 4.1 and Exhibit No. 4.2, respectively, to this Form 8-K, which are incorporated by reference in their entirety into the Company’s registration statement on Form S-3 (File No. 333-194090).

Item 8.01.	Other Events.

In connection with the Offering, the Company is filing a legal opinion and consent as Exhibit No. 5.1 and Exhibit No. 23.1 to this Form 8-K, which are incorporated by reference in their entirety into the Company’s registration statement on Form S-3 (File No. 333-194090).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Document

4.1	Indenture, dated March 3, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of Officer’s Certificate setting forth the terms of the Notes.

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (contained in Exhibit No. 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: March 3, 2014	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Indenture, dated March 3, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of Officer’s Certificate setting forth the terms of the Notes.

5.1	Opinion of Fenwick & West LLP.

23.1	Consent of Fenwick & West LLP (contained in Exhibit No. 5.1).